Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED MASTER SEPARATION AGREEMENT

This SECOND AMENDMENT to the Amended and Restated Master Separation Agreement dated as of September 20, 2013 (this “Second Amendment”), is made by and between Compuware Corporation, a Michigan corporation (“Compuware”) and Covisint Corporation, a Michigan corporation (“Covisint”), and amends that certain Amended and Restated Master Separation Agreement, dated as of May 13, 2013 (the “Original Master Separation Agreement”), as amended by that First Amendment to the Amended and Restated Master Separation Agreement, dated as of July 22, 2013 (together with the Original Master Separation Agreement, the “Master Separation Agreement”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Master Separation Agreement.

Background

WHEREAS, Compuware and Covisint have requested a modification to the Master Separation Agreement as set forth herein

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, Compuware and Covisint hereby agree as follows:

1. Amendment. All references in the Master Separation Agreement to “80.1%” shall be replaced with “80.01%”.

2. Miscellaneous.

(a) Ratification. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Master Separation Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Master Separation Agreement are ratified and confirmed and shall continue in full force and effect. Compuware and Covisint agree that the Master Separation Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

(b) Counterparts. This Second Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(c) Interpretation. The headings contained in this Second Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

COMPUWARE CORPORATION

By:	/s/ Daniel S. Follis, Jr.

Name:	Daniel S. Follis, Jr.
Title:	Senior Vice President, General Counsel and Secretary

COVISINT CORPORATION

By:	/s/ David A. McGuffie

Name:	David A. McGuffie
Title:	President and Chief Executive Officer

[Signature Page to Second Amendment to Amended and Restated Master Separation Agreement]